EXHIBIT 10.71
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                          Crosswalk.com / Gary Struzik
                        AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement ("Amendment") is entered into as of July 24, 2002, by and between Gary Struzik ("Employee") and Crosswalk.com, Inc., a Delaware business Corporation, previously known as DIDAX INC. ("Crosswalk"). This Amendment supplements, and does not supersede or replace, the Employment Agreement ("Agreement") by and between Employee and DIDAX INC., dated March 23, 1998.

WHEREAS, Crosswalk has entered an Asset Purchase Agreement with OnePlace,LLC., a wholly owned subsidiary of Salem Communications Corporations ("OnePlace Asset Purchase"), whereby it is anticipated that Employee's term of employment with Crosswalk shall end upon Closing, scheduled to occur on or about September 3, 2002.

WHEREAS, to reduce for the benefit of shareholders, Crosswalk expenses remaining after closing with OnePlace, Employee is engaging in active negotiations with and procuring agreements from various trade creditors and vendors of Crosswalk to reduce or restructure as many remaining debts, expenses, and obligations of Crosswalk as possible ("Restructuring Efforts"); and

In consideration of the foregoing, Crosswalk and Employee hereby agree as follows:

1. Crosswalk shall pay Employee as additional severance under Paragraph 8 of the Agreement, an amount (in U.S. dollars) equal to ten percent (10%) of all net savings to Crosswalk achieved through the Restructuring Efforts successfully concluded by the date of the shareholders' special meeting to vote on the OnePlace Asset Purchase, and as documented through binding written agreements. Such amount shall hereinafter be referred to as "Incentive Severance Compensation."

2. Employee shall promptly submit to the Chairman of Crosswalk all final agreements from the Restructuring Efforts together with a brief narrative and calculations explaining the net savings to Crosswalk. Within fifteen [15] days, the Chairman shall verify and confirm in writing the total savings and instruct Crosswalk's payroll processor to pro rate over the six [6] months following Employee's final date of employment, an amount of additional severance equal to the Incentive Severance Compensation

3. Paragraphs 10 [Conciliation] and 11 [Governing Law] of the Employment Agreement are incorporated in this Amendment by this reference as if fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

GARY STRUZIK                                   CROSSWALK.COM, INC.

/s/ Gary Struzik                               /s/ James G. Buick
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Gary Struzik                                   James G. Buick
("Employee")                                   Chairman of the Board